Exhibit 3.3

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

R/C IV USA COMPRESSION PARTNERS GP, LLC

Pursuant to Section 18-202 of the Delaware Limited Liability Company Act, as amended, it is hereby certified that:

1.             The name of the limited liability company (the “Company”) is R/C IV USA COMPRESSION PARTNERS GP, LLC.

2.             The Certificate of Formation of the Company is hereby amended by deleting paragraph 1 and inserting in lieu thereof a new paragraph 1 to read as follows:

1.  The name of the limited liability company is:

USA Compression GP, LLC

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Formation on this 6th day of June, 2011.

By:	/s/ Eric D. Long
Eric D. Long
President and Chief Executive Officer

CERTIFICATE OF FORMATION

OF

R/C IV USA COMPRESSION PARTNERS GP, LLC

This Certificate of Formation of R/C IV USA Compression Partners GP, LLC  (the “Company”) is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act (6 Del. C. §18-101 et seq.) (the “LLC Act”).

1.  The name of the limited liability company formed hereby is:

R/C IV USA Compression Partners GP, LLC

2.  The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.  The name of the Company’s registered agent for service of process on the Company in the State of Delaware, at such address, is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned, as an authorized person of the Company, has caused this Certificate of Formation to be duly executed as of the 26th day of November, 2010.

By:	/s/ John Andrews
	Name:	John Andrews
	Title:	Authorized Person